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                                              Filed Pursuant to Rule 424(b)(3)
                                              Registration File No.: 333-24489



                         MORTGAGE CAPITAL FUNDING, INC.
           MULTIFAMILY/COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                SERIES 1998-MC3

SUPPLEMENT DATED DECEMBER 28, 1998, TO PROSPECTUS SUPPLEMENT DATED DECEMBER 23, 1998

Notwithstanding the information set forth in the above-referenced Prospectus Supplement (the "Prospectus Supplement") with respect to the CUSIP Number assigned to the Class A-2 Certificates, the actual CUSIP Number assigned to such Class is "61910DFK3". Capitalized terms used but not defined in this Supplement have the respective meanings assigned thereto in the Prospectus Supplement.